UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
April 10, 2006
Date of Report (Date of earliest event reported)
Ciena Corporation
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	0-21969 (Commission File No.)	23-2725311 (IRS Employer Identification No.)
1201 Winterson Road, Linthicum, Maryland 21090
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code:
(410) 865-8500
Not applicable
(Former name or former address, if changed since last report)

Item 1.01. Entry into a Material Definitive Agreement.
     On April 10, 2006, Ciena Corporation entered into an Indenture (the “Indenture”) with The Bank of New York, as trustee, relating to Ciena’s 0.25% Convertible Senior Notes due 2013 (the “Notes”). Under the Indenture, Ciena issued $300,000,000 aggregate principal amount of Notes in a public offering pursuant to an Underwriting Agreement entered into on April 4, 2006, and disclosed in Item 1.01 of Ciena’s Current Report on Form 8-K filed on April 5, 2006, which is incorporated herein by reference. The sale of the Notes was made pursuant to Ciena’s registration statement on Form S-3 (SEC File No. 000-132952), including a prospectus supplement dated April 4, 2006, filed by Ciena on April 5, 2006 pursuant to Rule 424(b)(5) under the Securities Act of 1933, as amended (the “Prospectus Supplement”). Terms of the Indenture and the Notes issued pursuant to the Indenture are described in the section of the Prospectus Supplement entitled Description of the Notes, which is incorporated herein by reference. A copy of the executed Indenture is filed herewith as Exhibit 4.07 and is hereby incorporated into this Item 1.01 by reference.
Item 9.01. Financial Statements and Exhibits.

Exhibit No.

4.07	Indenture dated as of April 10, 2006 between Ciena Corporation and The Bank of New York, as trustee, including the Form of Global Note attached as Exhibit A thereto

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CIENA CORPORATION
Date: April 10, 2006	By:	/s/ Russell B. Stevenson, Jr.
Russell B. Stevenson, Jr.
Senior Vice President, General Counsel and Secretary